Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Alder BioPharmaceuticals, Inc. of our report dated February 25, 2019 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Alder BioPharmaceuticals, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2018.

/s/ PricewaterhouseCoopers LLP

Seattle, Washington

February 25, 2019